UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2021

Pillarstone Capital REIT
(Exact name of registrant as specified in charter)

Maryland	001-15409	39-6594066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 555
Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (832) 810-0100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 16, 2021, Pillarstone Capital REIT (the “Company”) held its 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The shareholders voted on each of the two proposals presented, which are described in more detail in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 5, 2021 (the "Proxy Statement"). The shareholders cast their votes as described below.

Proposal No. 1

The Company’s shareholders elected to the Board of Trustees two Class II trustees, to serve a three-year term ending at the annual meeting of shareholders in 2024, as set forth below:

	For	Withheld	Broker Non-Votes
Election of Trustee by Shareholders
John J. Dee	2,743,182	446	119,745
Paul T. Lambert	2,743,182	446	119,745

Proposal No. 2

The Company’s shareholders ratified the appointment of Pannell Kerr Forster of Texas, P.C. as the Company's independent auditors for the fiscal year ending December 31, 2021 as set forth below:

For	Against	Abstentions
2,863,068	—	—

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILLARSTONE CAPITAL REIT

Date:	June 21, 2021	By: /s/ John J. Dee
Name: John J. Dee Title: Chief Financial Officer, Senior Vice President and Corporate Secretary